UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2008

HI-SHEAR TECHNOLOGY CORPORATION
(Exact name of small business issuer as specified in its charter)

DELAWARE	001-12810	22-2535743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24225 GARNIER STREET,
TORRANCE, CALIFORNIA  90505-5355
(Address of principal executive offices)

Registrant's telephone number, including area code: (310) 784-2100

ITEM 5.02(B)  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Board of Directors of Hi-Shear Technology Corporation with deep regret announces the death of Mr. Thomas R. Mooney, Co-chairman of the Hi-Shear Technology Board of Directors.  Mr. Mooney died on December 12, 2008.

Thomas R. Mooney served as Co-chairman of the Hi-Shear Board since June 1998.  Prior to that time Mr. Mooney served as President of Hi-Shear Technology Corporation from March 1998 to June 1998, and retired from active employment at Hi-Shear and as Chief Executive Officer in February 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HI-SHEAR TECHNOLOGY CORPORATION

Date: December 17, 2008	by:	/s/ George W. Trahan
George W. Trahan
President, Chief Executive Officer and Chairman